AMENDMENT NO. 9

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR

MUTUAL FUNDS

This Amendment dated as of June 16, 2025, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated July 1, 2020, between Invesco Advisers, Inc. (the "Adviser") and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the names of Invesco EQV Asia Pacific Equity Fund to Invesco Asia Pacific Equity Fund, Invesco EQV European Equity Fund to Invesco International Value Fund and Invesco Oppenheimer International Growth Fund to Invesco International Growth Fund, each a series portfolio of AIM International Mutual Funds (Invesco International Mutual Funds), effective August 22, 2025.

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

"EXHIBIT A

Funds

Invesco Advantage International Fund

Invesco Asia Pacific Equity Fund

Invesco EQV International Equity Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco International Growth Fund

Invesco International Select Equity Fund

Invesco International Small-Mid Company Fund

Invesco International Value Fund

Invesco MSCI World SRI Index Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Shalomi Abraham
Name:	Shalomi Abraham
Title:	Head of Legal Canada, Secretary and Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Paul Dumitrescu
Name:	Paul Dumitrescu
Title:	Managing Director

By:	/s/ Oliver Bilal
Name:	Oliver Bilal
Title:	Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Alan John Trotter
Name:	Alan John Trotter
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary

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